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                                                                   EXHIBIT 10.46

                                                                  EXECUTION COPY

                             SUBSCRIPTION AGREEMENT

     This Subscription Agreement (this "Agreement") is entered into as of the 30th day of June, 2006, by and between Motorola, Inc., a Delaware corporation ("Investor"), and Clearwire Corporation, a Delaware corporation ("Clearwire" or the "Company"). The Company and Investor agree as follows:

     1. SUBSCRIPTION FOR SHARES. Investor agrees to subscribe for and the Company agrees to issue to Investor 50,000,000 shares of the Class A Common Stock, par value $.0001 per share, of Clearwire (the "Purchased Shares"), on the terms and conditions set forth in this Agreement.

     2. SUBSCRIPTION PRICE. The purchase price for the Purchased Shares shall be $6.00 per share for an aggregate subscription price of U.S. $300,000,000.00 (the "Purchase Price").

     3. PAYMENT OF PURCHASE PRICE. (a) Subject to the provisions of Section 3(b) below, Investor agrees to pay the aggregate Purchase Price for the Purchased Shares to Clearwire. The Purchase Price shall be paid in immediately available funds by wire transfer to the Company in accordance with the wiring instructions provided by the Company.

     (b) At the Closing, Investor shall pay an amount equal to the lesser of (i) the Purchase Price or (ii) that amount that is 30% of Cash on Hand (as defined below) immediately following the Closing, but in no event less than $150,000,000 (such amount, the "Closing Date Payment"), and shall receive that number of Purchased Shares at the Closing that is the same proportionate percentage as the Closing Date Payment is to the Purchase Price. In the event that the Closing Date Payment is less than the Purchase Price, and at any time thereafter the Company receives additional cash from whatever source derived (a "Cash Infusion"), then, upon not less than three (3) business days' prior written notice from the Company, Investor shall pay to the Company an amount equal to the lesser of (a) the sum of the Purchase Price less the Closing Date Payment and any payments previously made in a Subsequent Closing or (b) the amount equal to the amount of the Cash Infusion divided by 70% and then multiplied by 30%, and shall receive in exchange therefor a number of the Purchased Shares equal to the amount of such payment divided by $6.00 (each such payment, a "Subsequent Closing"); provided, however, that Investor shall not be obligated to consummate any Subsequent Closing if such Subsequent Closing would involve an amount less than the smaller of (X) $50,000,000 and (Y) the total remaining balance of the Purchase Price to be paid hereunder. Investor's obligation to pay any portion of the Purchase Price at a Subsequent Closing shall be subject to satisfaction of the applicable conditions set forth in Section 5 hereof. Notwithstanding anything contained herein to the contrary, in no event shall Investor be obligated to pay any amount in excess of the Purchase Price for the Purchased Shares.

     "Cash on Hand" shall mean, as of any date of determination, the aggregate amount of cash and cash equivalents, short and long term investments, including any amounts actually


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received by the Company from the Investor and the Concurrent Investor (as defined herein), and excluding any and all restricted cash and investments, each as set forth on the Company's most recent balance sheet prepared in accordance with GAAP.

     4. CLOSING DATE. Subject to the satisfaction or waiver of the conditions set forth in Section 5 and Section 6 herein, the closing of Investor's purchase of the Purchased Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m. (Pacific time), as soon as practicable, but in any event within two (2) business days after the last of the conditions set forth in
Section 5 and Section 6 herein shall have been satisfied or waived, other than those conditions that by their nature are to be satisfied at the Closing (but subject to the fulfillment or waiver of those conditions at the Closing), or at such other time and place as the Company and Investor mutually agree upon, orally or in writing (which time and place are designated as the "Closing").

     5. INVESTOR CLOSING CONDITIONS. The obligation of Investor to purchase the Purchased Shares at the Closing, and, with respect to subsections (a), (j), (k),
(n) and (o) only, each Subsequent Closing, if any, is subject to the fulfillment, to Investor's satisfaction, of each of the following conditions:

          (a) the Company shall have delivered to Investor a stock certificate representing the Purchased Shares, free and clear of all liens, registered in Investor's name;

          (b) the Company shall have delivered to Investor certificates of good standing of Clearwire, in each case dated as of a date not more than five (5) days prior to the Closing, issued by the Delaware Secretary of State;

          (c) the Company shall have delivered to Investor a certificate, executed by the Secretary of the Company, attaching thereto: (i) the Company's Certificate of Incorporation and Bylaws in effect on the Closing, and (ii) resolutions of the Board of Directors of the Company, in form and substance reasonably satisfactory to Investor, authorizing the Transaction Agreements (as defined below) and the transactions contemplated thereby. The Secretary's Certificate shall also contain provisions relating to the incumbency of the officers of the Company, including the certification of a specimen of their respective signatures;

          (d) the Company shall have delivered to Investor the joinder agreement, attached as Exhibit A hereto (the "SA Joinder Agreement"), to that certain Amended and Restated Stockholders Agreement, dated as of March 16, 2004, between Clearwire and its stockholders (the "Stockholders Agreement"), executed by Clearwire;

          (e) the Company shall have delivered to Investor the Investor Rights Agreement, attached as Exhibit B hereto (the "Investor Rights Agreement" and together with this Agreement, the Stockholders Agreement, the SA Joinder Agreement and the Investor Letter (as defined below), the "Equity Agreements"), executed by Clearwire;

          (f) the Company shall have delivered to Investor the Wireless Broadband System Services Agreement between the Investor and the Company, the Wireless Broadband System Infrastructure Agreement between the Investor and Clearwire US LLC, and the Wireless Broadband CPE Supply Agreement between the Investor and the Company, attached as Exhibit


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C hereto (collectively, the "Commercial Agreements" and together with the Equity
Agreements, the "Transaction Agreements"):

          (g) the Company shall have delivered to Investor a legal opinion of Davis Wright Tremaine LLP in the form attached hereto as Exhibit D;

          (h) the representations and warranties made by the Company in Section 8 of this Agreement shall be true and correct in all material respects at and as of the Closing as if made at and as of such time (except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be determined as of such date). For purposes of determining whether the condition in this Section 5(h) has been satisfied only, all such representations and warranties (x) shall be read without regard to any materiality or material adverse effect qualifiers contained therein and
(y) after taking clause (x) into account, shall be deemed to be true, correct and complete unless breaches or inaccuracies thereof, individually or in the aggregate, result or would reasonably be expected to result in a material adverse effect on the business, condition, affairs, operations, properties, or assets of the Company. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company prior to the Closing shall have been performed or complied with, and the Company shall have obtained any approvals, consents and qualifications necessary to perform its obligations hereunder;

          (i) the Company shall have delivered to Investor at the Closing a certificate signed on its behalf by an executive officer of the Company certifying that the conditions specified in Section 5(h) herein have been fulfilled;

          (j) at the Closing, the purchase of the Purchased Shares by Investor shall be legally permitted by all laws and regulations to which Investor and the Company are subject;

          (k) as of the Closing, all authorizations, approvals or permits of, or filings with any governmental authority, including state securities or "Blue Sky" offices, that are required by law in connection with the lawful sale and issuance of the Purchased Shares to be made prior to the closing shall have been duly obtained by the Company, and shall be effective as of the Closing;

          (l) the Company shall have delivered to Investor a letter in the form attached hereto as Exhibit E, executed by the Company (the "Investor Letter");

          (m) the Acquisition Agreement between Investor and the Company attached hereto as Exhibit F for the purchase of all of the outstanding shares of NextNet Wireless, Inc. (the "Acquisition Agreement") shall have been executed and delivered by each party thereto and the transactions contemplated by the Acquisition Agreement shall have been consummated;

          (n) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), shall have terminated; and

          (o) for each Subsequent Closing only, the Closing shall have occurred.


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

     6. CLEARWIRE CLOSING CONDITIONS. The obligation of Clearwire to deliver the Purchased Shares to Investor at the Closing, and the Subsequent Closing, if any, is subject to the fulfillment, to the Company's satisfaction, of each of the following conditions:

          (a) Investor shall have delivered to Clearwire the Purchase Price in accordance with Section 3 herein;

          (b) Investor shall have delivered to Clearwire the Transaction Agreements to which Investor is a party, each executed by Investor;

          (c) the representations and warranties made by Investor in Section 7 of this Agreement shall be true and correct in all material respects at and as of the Closing as if made at and as of such time (except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be determined as of such date). For purposes of determining whether the condition in this Section 6(c) has been satisfied only, all such representations and warranties (x) shall be read without regard to any materiality or material adverse effect qualifiers contained therein and
(y) after taking clause (x) into account, shall be deemed to be true, correct and complete unless breaches or inaccuracies thereof, individually or in the aggregate, result or would reasonably be expected to result in a material adverse effect on the ability of the Investor to consummate the transactions hereunder. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Investor prior to the Closing shall have been performed or complied with, and Investor shall have obtained any approvals, consents and qualifications necessary to perform its obligations hereunder;

          (d) Investor shall have delivered to the Company at the Closing a certificate signed on its behalf by an executive officer of Investor certifying that the conditions specified in Section 6(c) herein have been fulfilled;

          (e) the Acquisition Agreement shall have been executed and delivered by each party thereto and the transactions contemplated by such Acquisition Agreement shall have been consummated;

          (f) no litigation, arbitration, action, suit, proceeding, or investigation (whether conducted by or before any judicial or regulatory body, arbitrator, or other person) (collectively, "Litigation") questions the validity of this Agreement or the other Transaction Agreements or the right of Clearwire to enter into this Agreement or the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby; and

          (g) the applicable waiting period under the HSR Act shall have terminated.

     7. REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor represents and warrants to the Company that the following statements are true and correct on the date of this Agreement:

          (a) Investor is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")


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          (b) The Purchased Shares subscribed for (the "Securities") are being acquired by Investor for investment purposes only, for Investor's own account and not with the view to any resale or distribution thereof, and Investor is not participating, directly or indirectly, in an underwriting of such Securities, and will not take, or cause to be taken, any action that would cause Investor to be deemed an "underwriter" of such Securities as defined in Section 2(11) of the Securities Act.

          (c) Investor acknowledges that Investor has been offered an opportunity to ask questions of, and receive answers from, Clearwire concerning the Company and Investor's proposed purchase of the Securities, and that, to Investor's knowledge, the Company has fully complied with any request for such information.

          (d) Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, is able to bear such risks, and has obtained, in Investor's judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Securities. Investor has evaluated the risks of investing in the Company and has determined that the Securities are a suitable investment for Investor.

          (e) Investor has full power and authority to enter into this Agreement and to perform its obligations hereunder.

          (f) To Investor's knowledge, neither the Company nor any person acting on the Company's behalf has offered, offered to sell, offered for sale or sold the Purchased Shares to Investor by means of any form of general solicitation or general advertising.

          (g) The execution, delivery and performance by Investor of this Agreement and the other Transaction Agreements are within Investor's powers, have been duly authorized, will not constitute or result in a breach or default under or conflict with any law, judgment, order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Investor is a party or by which Investor is bound, and will not violate any provisions of the incorporation papers, bylaws, or stockholders agreement, as may be applicable, of Investor. The signature of Investor on the Transaction Agreements to which Investor is, or will be, at the time of execution, be, genuine, and the Transaction Agreements to which Investor is, or will be a party, will when executed by Investor, constitute legal, valid and binding obligations of Investor, enforceable in accordance with their respective terms.

          (h) Investor is not relying on the Company with respect to tax and other investment advice in connection with its decision to purchase the Purchased Shares. Investor acknowledges that Investor has been advised by the Company to consult with its tax or financial consultants prior to entering into this Agreement.

          None of the representations and warranties contained in this Section 7, nor any other due diligence investigation conducted by Investor or on its behalf shall in any way affect the right of Investor to rely fully on the representations and warranties of the Company in this Agreement.


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     8. REPRESENTATIONS AND WARRANTIES OF CLEARWIRE. Clearwire represents and warrants to Investor that, except as set forth on the Schedules attached to this Agreement, each of which shall be deemed to be an exception to or exclusion from only the particular representation and warranty against which it is listed (unless it is readily apparent from a reading of the disclosure that such disclosure is applicable to other representations and warranties), whether or not the listed representation and warranty includes a reference to such Schedule, and which exceptions (and all other disclosures) set forth in the Schedules shall be deemed to be representations and warranties of Clearwire, the following statements are true and correct on the date of this Agreement. Any reference to the knowledge of any person shall mean the actual knowledge, information and belief of such person after making reasonable inquiry of such person's co-Chief Executive Officers, co-Presidents, Chief Operating Officer, Chief Financial Officer. For each of these executives, reasonable inquiry shall mean checking with their respective direct reports and other persons whom, by the nature of the normal duties of their position, would reasonably be expected to know. In addition, for purposes of these representations and warranties, the term "the Company" shall include any entity in which Clearwire owns, directly or indirectly, more than 50% of the outstanding equity interests and which has assets of $10,000,000 or more, including, without limitation, the following:
Clearwire International LLC, Clearwire US, LLC, Fixed Wireless Holdings, LLC, and Clearwire Spectrum Holdings LLC (the "Subsidiaries"), but shall specifically exclude in all instances NextNet Wireless, Inc. The term "Clearwire" shall mean Clearwire Corporation (excluding its Subsidiaries).

          (a) The execution, delivery and performance by Clearwire of this Agreement, the other Transaction Agreements to which it is a party, are within Clearwire's powers, have been duly authorized, will not, as applicable, give rise to any right of termination, cancellation or acceleration, or require any consent or approval under, or constitute or result in a breach or default of, or conflict with any law, judgment, order, ruling or regulation of any court or other tribunal or any governmental commission or agency, or any agreement or other undertaking to which Clearwire is a party or by which Clearwire is bound, will not violate or result in a breach of any provision of, constitute a default under, accelerate or terminate any performance required by, or require a consent or waiver under, any provisions of the Certificate of Incorporation, Bylaws, or Stockholders Agreement of Clearwire, and will not result in the creation of any lien, charge, claim or encumbrance on the Company's assets or property. The signature of Clearwire and Clearwire US LLC, as applicable, on the Transaction Agreements is, or will, at the time of execution be, genuine, and the Transaction Agreements constitute legal, valid and binding obligations of Clearwire and Clearwire US LLC, as applicable, enforceable in accordance with their respective terms. The Company is not in violation of any term of its (i) Certificate of Incorporation or Bylaws or other organizational document or (ii) of any law, statute, regulation, rule, ordinance, consent decree, settlement agreement or governmental requirement, except, in the case of clause (ii), to the extent that any such violation or non-compliance would not, individually or in the aggregate, have a material adverse effect on Clearwire.

          (b) The Company is duly incorporated or organized, as applicable, and validly existing under the laws of the jurisdiction of its incorporation or formation, as applicable, and is in good standing under such laws. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company. The Company has full power and authority:


                                        6
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               (i)  to own its properties and assets;

               (ii) to carry on its business as presently conducted; and

               (iii) to enter into the Transaction Agreements and to perform its obligations thereunder, including the issuance, sale and delivery of the Purchased Shares

          (c) Copies of all Board of Directors and stockholder meeting minutes and consent actions of Clearwire have been made available to Investor. These copies are true and complete copies of all resolutions evidencing actions taken by the Board of Directors and stockholders of Clearwire since its date of incorporation. The stock ledger of Clearwire is true and complete and reflects all issuances, transfers, repurchases and cancellations of shares of Clearwire's capital stock. Clearwire has furnished to Investor true and complete copies of its Certificate of Incorporation and Bylaws, each as amended as of the date hereof.

          (d) Clearwire does not own or control, directly or indirectly, any Subsidiaries other than those listed in Schedule 8(d) attached hereto, and the shares of the capital stock or membership interests, as applicable, of the Subsidiaries owned by Clearwire (which are reflected on Schedule 8(d)) are duly authorized, validly issued, fully paid, and non-assessable, and free and clear of all liens, charges, claims and encumbrances imposed by or through such Subsidiaries, except as otherwise provided in Schedule 8(d). All of the outstanding shares of the capital stock or membership interests, as applicable, of the Subsidiaries, were offered, issued and sold in compliance in all material respects with all applicable federal and state securities laws.

          (e) The authorized capital stock of Clearwire and the shares of capital stock of Clearwire issued and outstanding as of the date of this Agreement are as set forth on Schedule 8(e) attached hereto. Upon the filing of the Company's Third Amended and Restated Certificate of Incorporation, the form of which is attached hereto as Exhibit G (the "Restated Charter"), the authorized capital stock of Clearwire will be as set forth in the Restated Charter. All of the outstanding shares of the capital stock of Clearwire are duly authorized, validly issued, fully paid, and non-assessable, and free and clear of all liens, charges, claims and encumbrances imposed by or through Clearwire. The Purchased Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable, and free and clear of all liens, charges, claims and encumbrances imposed by or through Clearwire. Additionally, the Purchased Shares are free of restrictions on transfer other than restrictions on transfer under this Agreement and the other Equity Agreements and under applicable state and federal securities laws. The outstanding securities of Clearwire are owned by the stockholders, optionholders and securityholders specified in Schedule 8(e) attached hereto in the numbers specified in Schedule 8(e) attached hereto.

          (f) Other than as disclosed in Schedule 8(f) attached hereto, the Company does not have, is not bound by, and has no obligation to grant or enter into, any outstanding subscriptions, options, warrants, rights (including without limitation conversion or pre-emptive rights), calls, commitments, or agreements of any character calling for it to issue, deliver, or sell, or cause to be issued, delivered, or sold, any shares or any other equity securities or equity


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securities convertible into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise acquire any shares or any other equity securities in the capital of the Company. Other than as set forth in Schedule 8(f) attached hereto, the issuance and sale of the Purchased Shares will not result in the issuance of any additional shares of capital stock of Clearwire or the triggering of any other anti-dilution or similar rights contained in any options, warrants, debentures or other securities agreements or commitments of Clearwire. Other than the Stockholders Agreement and as disclosed in Schedule 8(f) attached hereto, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          (g) Other than as disclosed in Schedule 8(g) attached hereto, the
Company:

               (i) has no outstanding obligations, contractual or otherwise, to repurchase, redeem, or otherwise acquire any shares or other equity securities in the capital of the Company; and

               (ii) is not a party to or bound by any agreement or instrument under which any person has the right to require it to effect, or to include any securities held by such person in, any registration under any securities legislation or to distribute any such securities to the public.

          (h) All of the outstanding shares of capital stock of Clearwire were offered, issued, and sold in compliance in all material respects with all applicable federal and state securities laws. Assuming the accuracy of the representations of Investor in Section 7 herein, upon the closing of the transactions contemplated hereby, the Purchased Shares will have been offered, issued and sold in compliance with all applicable federal, state and provincial securities laws. Neither Clearwire nor any person or entity acting on its behalf has taken or will take any action that would subject the offering, sale or issuance of the Purchased Shares to the registration requirements of the Securities Act.

          (i) Except (i) as disclosed in Schedule 8(i) attached hereto, and (ii) for filings required under the HSR Act, no consent, approval, authorization, declaration, filing, or registration with any governmental authority, regulatory authority or other party is required to be made or obtained by Clearwire in connection with:

               (i) the execution and delivery of any of the Transaction Agreements; or

               (ii) the performance by the Company of its obligations under the
                    Transaction Agreements.

          (j) Except as otherwise set forth on Schedule 8(j) attached hereto, the Company owns its property and assets, including, without limitation, the property and assets reflected in the audited balance sheet of Clearwire dated December 31, 2005, free and clear of all mortgages, liens, licenses, security interests, charges, claims and other encumbrances, except


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such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases (including without limitation BRS and EBS spectrum), the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, charges, claims or encumbrances other than those of the lessors of such property or assets, except with respect to leases which the termination of or loss of rights under would not be material to the Company.

          (k) To the Company's knowledge, the Company has timely filed all returns, declarations, reports, and information statements ("Returns") required to be filed in respect of any and all material Taxes (as defined below). Such Returns are true, correct, and complete in all material respects. The Company has paid all material Taxes due and payable on a timely basis, whether or not shown on such Returns, except those material Taxes contested by the Company in good faith that are listed in Schedule 8(k) attached hereto. The provision for Taxes of the Company as shown in the Financial Statements (as defined below) is adequate for material Taxes due or accrued as of the date of the Financial Statements. The Company has not elected pursuant to section 1362(a) of the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S corporation, and the Company has not made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or as proposed to be conducted, or any of its properties or material assets. None of the Company's Returns has ever been audited by any applicable governmental authority, and there is no current audit, action, suit, proceeding, or deficiency proposed or assessed or, to the Company's knowledge, currently threatened or contemplated against the Company with respect to material Taxes. The Company has not executed any waiver of any statute of limitations on the assessment or collection of any material Taxes. Since the date of the Financial Statements, the Company has not incurred any material Taxes other than in the ordinary course of business, and the Company has made adequate provisions on its books of account for all material Taxes with respect to its business, properties and operations for such period. There are no liens for material Taxes upon any of the assets of the Company, except liens for material Taxes not yet due and payable. The Company has withheld and collected all material Taxes required to be withheld or collected under the Code or other applicable law, and has paid such material Taxes to the proper governmental authority, all on a timely basis. For purposes of this Agreement, the term "Taxes" means all charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, together with all interest and penalties on such taxes.

          (l) Except as disclosed in Schedule 8(l) attached hereto, no Litigation is pending or, to the knowledge of the Company, currently threatened or contemplated, against the Company. None of such Litigation would, if determined adversely, reasonably be expected to have a material adverse effect on the business, condition, affairs, operations, properties, or assets of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and no such order, writ, injunction, judgment or decree questions the validity of this Agreement or the other Transaction Agreements or the right of Clearwire to enter into this Agreement or the other

Transaction Agreements or to consummate the transactions contemplated hereby or thereby. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

          (m) Except as set forth on Schedule 8(m) attached hereto, there are no agreements, understandings or proposed actions between the Company and any of its officers, directors, stockholders, affiliates, or any affiliate thereof. Except as set forth on Schedule 8(m) attached hereto, there are no binding agreements, instruments or contracts to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $1,000,000, (ii) the acquisition, lease, sublease, license, transfer or assignment of BRS or EBS spectrum, (iii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, other than standard end-user object code license agreements, or (iv) provisions that in the aggregate materially restrict or affect the development, manufacture or distribution of the Company's products or services. Except as set forth on Schedule 8(m) attached hereto, the Company has not (W) declared or paid any dividends, or authorized or made any distribution upon or with respect to, or redeemed or repurchased, any class or series of its capital stock, (X) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $1,000,000 or, in the case of indebtedness and/or liabilities individually less than $1,000,000, in excess of $3,000,000 in the aggregate, (Y) made any loans or advances to any person, other than ordinary advances for travel or other out-of-pocket expenses, or (Z) sold, exchanged or otherwise disposed of any of its material assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of this
Section 8(m), all indebtedness, liabilities, binding agreements, instruments and contracts involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of this Section 8(m). Each agreement, instrument, contract, judgment, order, writ and decree set forth on Schedule 8(m) attached hereto to which the Company is a party is a valid, binding and enforceable obligation of the Company, and to the knowledge of the Company, of the other party or parties thereto, and is in full force and effect. To the knowledge of the Company, each agreement, instrument, contract, judgment, order, writ and decree set forth on Schedule 8(m) attached hereto to which each of the Subsidiaries is a party is a valid, binding and enforceable obligation of such Subsidiary and of the other party or parties thereto, and is in full force and effect. Neither the Company, nor to the knowledge of the Company, any other party thereto, is, or is considered by any other party thereto to be, in breach of or non-compliance with any term of any agreement, instrument, contract, judgment, order, writ or decree set forth on Schedule 8(m) attached hereto (nor, to the knowledge of the Company, is there any basis for any of the foregoing) that could result in the termination of such agreement, instrument or contract. The Company has not received any notice of cancellation or non-renewal of any agreement, instrument or contract set forth on Schedule 8(m) attached hereto.

          (n) Except as disclosed in Schedule 8(n) attached hereto, no employee, officer, director or stockholder of the Company or member of his or her immediate family or, in each such case, any affiliate thereof, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses.

          (o) None of this Agreement (including and as qualified by all exhibits and schedules hereto), the other Equity Agreements, or any other written statements or certificates made directly by, or, to the Company's knowledge, on behalf of, the Company in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

          (p) To the knowledge of the Company, the Company has sufficient title and ownership of all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, trade name applications, copyrights, copyright applications, trade secrets, information, proprietary rights and processes necessary for its business as now conducted, without any conflict with or infringement of the rights of others. To the knowledge of the Company, the Company is not in violation of, or by conducting its business as presently or proposed to be conducted, would violate, any technology licenses to which the Company is a party to, including without limitation, any software licenses or open source licenses. Schedule 8(p) attached hereto contains a complete list of all patents, pending patent applications, trademarks and pending trademark applications of the Company. Except as set forth on Schedule 8(p) attached hereto, the Company owns all of such patents, pending patent applications, trademarks and pending trademark applications free and clear of all mortgages, liens, licenses, charges, claims, security interests and other encumbrances. To the knowledge of the Company, the Company is not in violation of or, by conducting its business as presently or proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Except as set forth in Schedule 8(p), to the knowledge of the Company, no person or entity is violating any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of the Company except to the extent that such violation would not have a material adverse effect on the Company. The Company has taken all steps that it has determined to be reasonable and necessary to protect its patents, trademarks, service marks, trade names, copyrights (and, in each case, all applications related thereto), trade secrets and other proprietary rights.

          (q) To the knowledge of the Company, the wireless broadband services offered by the Company have not experienced any material (i) failures related to the continuous provision of service, (ii) breaches of security or (iii) instances of hacking. Further, the Company has no knowledge of any (a) likely failures related to the continuous provision of service, (b) likely source of security breach, or (c) likely source of vulnerability for hacking.

          (r) The Company has delivered to Investor its audited financial statements (balance sheet and income statement, statement of shareholders' equity and statement of cash flows) as of December 31, 2003, December 31, 2004 and December 31, 2005 for the fiscal years then ended and unaudited financial statements (balance sheet and income statement) as of March 31, 2006 for the three months then ended (the "Financial Statements"). The Financial Statements
(i) are in accordance with the books and records of the Company (which are true and complete in all material respects), and (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements do not contain all footnotes and other disclosures required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal audit adjustments with respect to the March 31 2006 Financial Statements. Except as set forth in the Financial Statements or on Schedules 8(s) or 8(u), the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2005, and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

          (s) Schedule 8(s) attached hereto identifies all material outstanding loans, debts, notes, mortgages, indentures, security agreements, commitments and other obligations of the Company individually in excess of $1,000,000 or, in the case of such obligations individually less than $1,000,000, in excess of in the aggregate $2,000,000 (collectively, the "Obligations"). To the Company's knowledge, except as disclosed in Schedule 8(s) attached hereto, the Company is not in default under (and has not received any notice that it has breached or committed any material default under) any of the Obligations, and no event or condition has occurred which, with the lapse of time or the giving of notice, or both, would constitute such a default.

          (t) To the knowledge of the Company, the Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, all of such franchises, permits, licenses and any similar authority is valid and in full force and effect, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. To the knowledge of the Company, the Company is not in default in any respect under any of such franchises, permits, licenses or other similar authority.

          (u) Except as set forth on Schedule 8(u) attached hereto, since December 31, 2005, there has not been:

               (i) any material change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements;

               (ii) any material damage, destruction or loss, whether or not covered by insurance;

               (iii) any waiver, compromise or default by the Company of a valuable right or of a material debt or obligation owed to it;

               (iv) any satisfaction or discharge of any lien, charge, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company;

               (v) any transfer of or granting of any security interest in or any exclusive license with respect to any material asset of the Company; or

               (vi) any material agreement or commitment by the Company to do any of the things described in this Section 8(u).

          (v) To the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. During the period that the Company has owned, licensed or leased its properties and facilities, (a) there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) from such properties or facilities, (b) neither the Company nor, to the Company's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials. The Company has no knowledge of any presence, disposals on, or releases or threatened releases of Hazardous Materials from, or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities. For the purposes of this Section 8(v), the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980. 42 U.S.C.
Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Section 8(v), "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance," or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.: (iii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq.;
(iv)the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (vi) regulations promulgated under any of the above statutes; or (vii) any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above.

          (w) Except as disclosed in Schedule 8(w) attached hereto and for rights granted under the Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights, including without limitation any piggyback or demand rights, to any person or entity.

          (x) Except as set forth in Schedule 8(x) attached hereto, the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees. To the Company's knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

          (y) Except as disclosed in Schedule 8(y) attached hereto, the Company is not party to or bound by any currently effective employment or consultancy contracts involving payments by the Company in excess of $350,000 per annum, excluding discretionary bonuses, deferred compensation agreements, bonus plans, incentive plans, profit sharing plans, retirement agreements or plans, pension plans or other employee compensation arrangements. Except as disclosed in
Schedule 8(y) attached hereto, and subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company. None of the officers or key employee of the Company listed on Schedule 8(y) has given oral or written notice of his or her termination of employment with the Company.

          (z) Except as disclosed in Schedule 8(z) attached hereto, each current officer, employee and consultant of the Company and, to the Company's knowledge, each former officer, employee and consultant that contributed to the intellectual property currently being used by the Company has executed in the Company's favor a standard agreement regarding confidentiality and proprietary information used by the Company and assignment of intellectual property rights in favour of the Company. To the Company's knowledge, none of its current or former employees, officers and consultants is in violation thereof. No such person has excluded works or intellectual property rights made prior to his or her employment or other contractual relationship with the Company from his or her assignment of inventions pursuant to such agreement. Subject to any limitations on such vesting imposed by applicable law, full title and ownership of all inventions and proprietary rights, processes or methods developed or invented by any and all employees and consultants during the period of their employment and/or consultancy and resulting directly or indirectly from their work for the Company vest in the Company pursuant to each such agreement. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company.

          (aa) The Company holds the Federal Communications Commission ("FCC") licenses, permits and authorizations set forth on Schedule 8(aa) attached hereto (the "FCC Authorizations").

          (bb) To the Company's knowledge, except as set forth on Schedule 8(bb), the FCC Authorizations are in full force and effect and have not been revoked, suspended, cancelled, rescinded or terminated and have not expired, except where renewal applications are currently pending. To the Company's knowledge, there is not pending or threatened any action by or before the FCC to revoke, suspend, cancel, rescind or modify any of the FCC Authorizations (other than proceedings to amend FCC rules of general applicability), and there is not now issued or outstanding or pending or threatened, by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against the Company or any of its subsidiaries or any wireless broadband system operated by Clearwire. Neither the Company nor any of its subsidiaries is aware of any facts and has received no notice or communication, formal or informal, indicating that the FCC is considering revoking, suspending, cancelling, rescinding or terminating any FCC Authorization.

          (cc) To the Company's knowledge, all material reports and filings required to be filed by the Company with the FCC have been timely filed, and all such reports and filings are accurate and complete. To the Company's knowledge, all regulatory fees required to be paid by the Company to the FCC have been timely filed and paid.

          (dd) The Company's systems include wireless systems operating in the US in whole or in part on BRS, EBS, or other spectrum licensed by the FCC to third parties (each a "Lessor") and used or leased by the Company under certain spectrum leases, capacity use agreements or other similar arrangements between the Company (or subsidiaries of the Company) and the Lessors (each a "Spectrum Lease"). Except for Spectrum Leases grandfathered under the FCC's rules, Clearwire believes each Spectrum Lease complies with the FCC's rules, including but not limited to Sections 1.9020 and 1.9030. Except for Spectrum Leases grandfathered under the FCC's rules, Clearwire believes each Spectrum Lease constitutes either a "manager" lease (each a "Manager Lease") or a "de facto transfer" Lease (each a "Transfer Lease") as described in the FCC's rules.

          (ee) To the extent required under the FCC's rules and except for Spectrum Leases grandfathered under the FCC's rules, the Company (or its applicable subsidiary) has timely filed each Manager Lease with the FCC. To the extent required under the FCC's rules and except for Spectrum Leases grandfathered under the FCC's rules, the Company (or its applicable subsidiary) has filed for and is awaiting (and the FCC Authorizations will include) FCC consent to each Transfer Lease. To the knowledge of the Company, (i) each Lessor holds all FCC licenses, permits and authorizations (the "Lessor Licenses") necessary to operate the License that is subject to the Spectrum Lease to which it is a party, (ii) the representations and warranties set forth in Section 8(bb) are true and correct with respect to the Lessor Licenses, and the representations and warranties set forth in Section 8(cc) are true and correct with respect to the Lessors, and (iii) the representations and warranties made by the Lessors under the Spectrum Leases are true and correct. Each Spectrum Lease is set forth on Schedule 8(ee) and identified as a grandfathered Lease, a Manager Lease or a Transfer Lease.

          (ff) Employee Benefits.

               (i) Set forth in Schedule 8(ff) is a complete and correct list of all "employee benefit plans" as defined by section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all specified fringe benefit plans as defined in Section 6039D of the Code, and all bonus, incentive-compensation, profit-sharing, stock-based compensation, severance, change-in-control, or other employee compensation or benefit programs, policies or practices (whether written or unwritten) that are maintained or contributed to by the Company or any Subsidiary, with all such plans, programs and arrangements referred to as the "Employee Plans".

               (ii) Neither the Company nor any other entity, which together with the Company is treated as a single employer under
                    Section 414 of the Code (an "ERISA Affiliate") maintains, sponsors or is obligated to contribute to (or has ever maintained, sponsored or been obligated to contribute to) an Employee Plan that is subject to Section 302 of

                    ERISA, Section 412 of the Code, or Title IV of ERISA, or a "multiemployer plan", as defined in Section 3(37) of ERISA.

               (iii) Each Employee Plan has been maintained in all material respects in accordance with its terms and with all provisions of ERISA, the Code and other applicable laws, and the Company and each of its Subsidiaries have not incurred, and no facts exist which could result in, any obligation, penalty, tax or other liability with respect to any Employee Plan that could be imposed on Investor.

          (gg) All insurance policies maintained by the Company are with reputable insurance carriers, are in such amounts and provide coverage against such customary risks incident to the business of the Company and its properties and assets, are in character and amount and have deductibles consistent with coverage carried by reasonably prudent persons of similar size engaged in similar businesses and subject to the same or similar perils or hazards. The Company has not received notice of any cancellation or termination or disclaimer of liability under any such policy or notice or any indication of any intent to do so or not to renew or to increase the premium with respect to any such policy.

     9. RESTRICTED SECURITIES. Investor understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor's representations as expressed herein. Investor understands that the Securities are "restricted securities" under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act, only in certain limited circumstances and Investor agrees not to transfer the Securities unless the transfer of the Securities is made: (i) pursuant to an effective registration statement under the Securities Act; (ii) to the Company;
(iii) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act and in compliance with local laws; or (iv) within the United States (A) in accordance with the exemption from registration under the Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws, and Investor shall be required to furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer or (B) in a transaction that does not require registration under the Securities Act or applicable state securities laws, and Investor shall be required to furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer. Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investor Rights Agreement and that the Company is required to refuse to register any transfer not made in accordance with the provisions of this Section 9. Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of Investor's control, and which the Company is under no obligation and may not be able to satisfy. Investor also acknowledges that the certificates representing the Securities shall bear the restrictive legends required under applicable federal and state securities laws and the Stockholders Agreement. The provisions of this Section 9 shall survive the Closing.

     10. STOCKHOLDERS AGREEMENT. Investor and Clearwire acknowledge and agree that the Purchased Shares shall be subject to all of the terms of the Equity Agreements, including, among other provisions, the restrictions on transfer and confidentiality obligations set forth therein. Investor further agrees, at the Closing, to sign the SA Joinder Agreement and to become bound by the terms and conditions of the Equity Agreements.

     11. INVESTOR RIGHTS AGREEMENT. At the Closing, Investor shall become a party to the Investor Rights Agreement, by executing and delivering the Investor Rights Agreement.

     12. COMMERCIAL AGREEMENT. At the Closing, Investor and Clearwire US, LLC shall enter into the Commercial Agreements.

     13. COVENANTS.

          (a) Except for the transactions contemplated under the Concurrent Subscription Agreement and the agreements delivered by the Company pursuant thereto and the Commercial Agreements and Acquisition Agreement, from the date hereof until the Closing, the Company shall carry on, and ensure that its subsidiaries carry on, their respective businesses in the ordinary course of business and substantially in the same manner as previously conducted and neither the Company nor any of its subsidiaries shall consummate any extraordinary transaction which results in a fundamental change in the course of the Company's business.

          (b) Each of Investor and the Company shall use commercially reasonable efforts to cause the conditions set forth in Section 5 and Section 6 herein to be satisfied and to consummate the transactions contemplated herein.

     14. SURVIVAL OF WARRANTIES. Except as otherwise provided herein, the representations and warranties of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year following the Closing. Notwithstanding the foregoing, nothing in this Section 14 shall be construed to extend the representations, warranties and covenants contained herein beyond the period set forth in the applicable statute of limitations.

     15. INDEMNITY. Investor and Clearwire will indemnify and hold each other, as well as their respective officers, directors, stockholders, agents, attorneys and affiliates (the "Indemnified Parties") harmless from and against, and will reimburse the Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, taxes, costs or expenses (including but not limited to any legal and accounting fees and expenses) ("Losses") arising out of or based upon any false representation or warranty or breach or failure by Investor or Clearwire, as the case may be, to comply with any covenant or agreement made by Investor or Clearwire, as the case may be, in this Agreement or in any other document furnished by Investor or Clearwire, as the case may be, to the other in connection with this Agreement (other than the other Transaction Agreements, which shall be subject to any indemnification or other remedy provisions contained therein).

     16. REQUIRED FILINGS; COOPERATION. As promptly as practicable but in no event more than five (5) days after the date of this Agreement, each of Clearwire and Investor will make all filings required to be made by them in order to complete the transactions contemplated under this Agreement (including all filings under the HSR Act). Between the date of this Agreement and the Closing, each party will (a) cooperate with the other party with respect to all filings that such other party elects to make or is required by applicable laws to make in connection with the transactions contemplated under this Agreement, and (b) cooperate with the other party, including taking all actions reasonably requested by such other party, to cause early termination of any applicable waiting period under the HSR Act.

     17. REVOCABILITY. Investor and Clearwire understand and agree that this Agreement may be canceled, terminated, or revoked only by the mutual written consent of Investor and Clearwire. Notwithstanding the foregoing, however, this Agreement may be terminated by either Investor or Clearwire if the Closing shall not have occurred on or before December 31, 2006, provided that the failure to close on or before such date is not the fault of the terminating party.

     18. NOTICE. Any notices or other communications in connection herewith shall be sufficiently given if sent by registered or certified mail, postage prepaid, or by facsimile transmission, and:

          (i)  if to the Company, at

          Clearwire Corporation
          5808 Lake Washington Blvd. NE, Suite 300
          Kirkland, WA 98033
          Facsimile No: 425-216-7900
          Attn: Broady Hodder, General Counsel

          With a copy to:

          Davis Wright Tremaine LLP
          2600 Century Square
          1501 Fourth Avenue
          Seattle, WA 98121
          Facsimile No: 206-628-7699
          Attn: Julie A. Weston, Esq.

          (ii) if to Investor, at

          Motorola, Inc.
          1475 W. Shure Drive
          Arlington Heights, IL 60004
          Facsimile No: 847-632-3020
          Attn: Kevin Gilbert

          With a copy to:

          Motorola, Inc.
          1303 East Algonquin Road
          Schaumburg, Illinois 60196
          Facsimile No: (847) 576-3750
          Attn: General Counsel

          and

          Winston & Strawn LLP
          35 West Wacker Drive
          Chicago, Illinois 60601
          Attention: Oscar A. David, Esq.
          Fax: (312)558-5700

          or at such other address as either Investor or the Company shall designate to the other by notice in writing.

     19. ASSIGNABILITY; SUCCESSORS AND ASSIGNS. Neither party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     20. MODIFICATION. Neither this Agreement nor any provision hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     21. ENTIRE AGREEMENT. This Agreement, the other Equity Agreements and the documents referred to herein and therein constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, covenants or agreements except as specifically set forth herein or therein.

     22. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware and, to the extent it involves any United States statute, in accordance with the laws of the United States.

     23. FINDERS' FEES. Except as provided otherwise in Schedule 23 attached hereto, each party represents that it neither is nor will be obligated for any finders' fees or commissions in connection with this Agreement or the transactions contemplated hereby. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of finders' fees (and the costs and expenses (including legal, travel and out-of-pocket expenses) of defending against such liability or asserted liability) for which Investor or any of its officers, directors, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses (including legal, travel and out-of-pocket expenses) of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     24. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     25. FEES AND EXPENSES. Except as otherwise expressly provided for in this Agreement, the Company, on the one hand, and Investor, on the other hand, shall each pay all of its own expenses incurred in connection with the transactions contemplated by this Agreement, including any and all legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, schedules, documents and instruments contemplated by this Agreement. Notwithstanding the foregoing, each of the Company and Investor shall pay one-half of the filing fees under the HSR Act related to the transactions contemplated by this Agreement.

     26. CURRENCY. All dollar amounts referred to in this Agreement, including the symbol "$", refer to lawful money of the United States of America.

     27. COUNTERPARTS. This Agreement may be executed in two (2) or more original or facsimile counterparts all of which together shall constitute one and the same instrument.

     28. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     29. DELAYS OR OMISSIONS. No failure to exercise or delay in the exercise of any right, power or remedy accruing to Investor upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

     30. EFFECTIVE DATE. This Agreement shall not be effective, and Investor shall have no obligations hereunder, until such time as that certain Subscription Agreement as disclosed in final form to Investor prior to the date hereof (the "Concurrent Subscription Agreement"), has been executed by the Company and the investor identified therein (the "Concurrent Investor").

              [Remainder of this page is intentionally left blank.]

The undersigned have duly executed this Agreement as of this 30th day of June, 2006.

MOTOROLA, INC.


By: /s/ GREGORY BROWN
    ---------------------------------
Name: GREGORY BROWN
Title: EXECUTIVE VICE PRESIDENT


CLEARWIRE CORPORATION


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

The undersigned have duly executed this Agreement as of this 30 day of June, 2006.

MOTOROLA, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


CLEARWIRE CORPORATION


By: /s/ Benjamin G. Wolff
    ---------------------------------
Name: Benjamin G. Wolff
Title: Co-Chief Executive Officer
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                       EXHIBIT A TO SUBSCRIPTION AGREEMENT

                        JOINDER TO STOCKHOLDERS AGREEMENT

                                   (attached)

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                       EXHIBIT B TO SUBSCRIPTION AGREEMENT

                            INVESTOR RIGHTS AGREEMENT

                                   (attached)

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                       EXHIBIT C TO SUBSCRIPTION AGREEMENT

                              COMMERCIAL AGREEMENTS

                                   (attached)

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                       EXHIBIT D TO SUBSCRIPTION AGREEMENT

                                  LEGAL OPINION

                                   (attached)

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                       EXHIBIT E TO SUBSCRIPTION AGREEMENT

                                 INVESTOR LETTER

                                   (attached)

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                       EXHIBIT F TO SUBSCRIPTION AGREEMENT

                              ACQUISITION AGREEMENT

                                   (attached)

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                       EXHIBIT G TO SUBSCRIPTION AGREEMENT

             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                   (attached)